                                                                   EXHIBIT 10.43


                           [PEROTSYSTEMS LETTERHEAD]




                                November 17, 1997

Dr. George H. Heilmeier
Chairman and CEO
Bellcore
445 South Street
Morristown, NJ 07960


Dear George:

Perot Systems Corporation ("Perot Systems") is pleased to engage you as a consultant for approximately 20% of your time, in addition to the time that you will devote as a Board member. As a consultant, you will work on the development and implementation of the company's business and technology strategies and on the structure of major business relationships, as well as other projects. We will work with you to coordinate the timing of your services consistent with your other business commitments.

We will pay you $12,500 per month for your consulting services and reimburse you for your reasonable, allocated travel expenses, consistent with Perot Systems' policies. In addition, we will grant you options to buy 20,000 shares of Perot Systems common stock at an exercise price of $6.75 per share, with 4,000 of the options vesting on each of the first five anniversaries of the date of this letter for as long as this agreement remains in effect, in accordance with the enclosed Stock Option Agreement and Plan.

You are furnishing services to Perot Systems as an independent contractor. This letter agreement is not intended to create an employer-employee or agent relationship between Perot Systems and you. Perot Systems is not responsible for withholding any amounts for your income tax, Social Security or any other taxes.

If you inform Perot Systems in writing that any consulting services Perot Systems asks you to perform would conflict with Section 5 of your retirement agreement as attached to your letter to me dated September 22, 1997, Perot Systems will immediately withdraw its request.

The term of this agreement will be from November 17, 1997, to November 16, 2002, provided that either party may terminate this agreement prior to November 16, 2002, at the terminating parties sole discretion, and for any or no reason, on one month's notice. Upon termination of this agreement you will cease to receive compensation and the vesting of your options shall cease.

This agreement incorporates by reference the terms of Attachment A ("Confidentiality and Proprietary Rights Agreement") and constitutes the final, entire, and exclusive agreement between Perot Systems and you with respect to your consulting for Perot Systems and may only be amended in a writing signed by both parties.

If you agree to the terms of this agreement, please sign both copies of this letter and both copies of Attachment A, keep one copy of each for your records, and return the other copies to Patti Karn, our Stock Administrator, in the enclosed return envelope. Please also sign the enclosed Stock Option Agreement, return it to Patti, and she will return a signed copy to you.

Separately you have received and executed a Stock Option Agreement for 30,000 shares vesting over five years as compensation for your service on the Board of Directors, and the Plan governing that Option Agreement.

We are very excited about the prospect of working with you.

Very truly yours,


/s/ PETER ALTABEF
-----------------------
Peter Altabef




ACCEPTED AND AGREED:

By: /s/ GEORGE H. HEILMEIER
   -------------------------------
    George H. Heilmeier

Date: 11/19/97
     -----------------------------

                                  Attachment A

                CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

This Confidentiality and Proprietary Rights Agreement (the "Agreement") is entered into between Dr. George H. Heilmeier ("Consultant"), and Perot Systems Corporation, a Delaware corporation ("Perot Systems").

1. In order for the parties to carry out their consulting agreement pursuant to the letter dated November 17, 1997, to which this Agreement is attached and of which it is part, Perot Systems may disclose confidential information to Consultant regarding its business activities and plans ("Confidential Information"). Confidential Information includes, but is not limited to:

     (a) the names of Perot Systems' customers and the nature of Perot Systems' relationships with its customers;

     (b)  Perot Systems' computer programs;

     (c) compilations of data and information selected or arranged by Perot Systems;

     (d) developments, improvements, processes, procedures, inventions, and trade secrets that are produced by Perot Systems or its employees or contractors in the course of Perot Systems' business; and

     (e) information and materials provided to Perot Systems by its customers, alliance partners, and vendors.

2. Consultant shall use his best efforts to keep Perot Systems' Confidential Information secret.

3. Consultant has no obligation with respect to any Confidential Information which Consultant can establish (a) he independently developed; (b) is or becomes publicly known without a breach of this Agreement by Consultant;
     (c) is disclosed to Consultant by a third person who is not required to maintain its confidentiality; or (d) is approved for release by Perot Systems in writing.

4. Consultant shall and hereby does assign to Perot Systems all of his rights, title, and interest in any Confidential Information that he develops or helps to develop while working for Perot Systems as an independent contractor or employee and shall promptly and fully inform Perot Systems in writing of any such Confidential Information. Consultant shall provide, at Perot Systems' request and expense, such cooperation and documentation as Perot Systems reasonably requests to establish or confirm Perot Systems' proprietary rights in any of the Confidential Information.

5. Consultant shall not disclose Confidential Information to any agent or other non-party without the prior written consent of Perot Systems.

6. Consultant shall not use Confidential Information for competing with Perot Systems or for any purpose not in furtherance of the business relationship between them.

7. Upon the termination of the consulting agreement or at Perot Systems' request, whichever is sooner, Consultant shall return all copies of the Confidential Information in any form and shall destroy all notes or memoranda in any form that are based wholly or partly on Confidential Information.



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

8. If Consultant becomes legally obligated to disclose any Confidential Information, he shall notify Perot Systems in writing immediately, shall cooperate with Perot Systems in seeking a protective order or other appropriate remedy, and shall use his best efforts to protect the confidential or proprietary status of any disclosed Confidential Information.

9. In the event of a breach or threatened breach by Consultant of the provisions of this Agreement, Perot Systems may have no adequate remedy in damages and, accordingly, shall be entitled to an injunction in addition to any other legal or equitable remedies.

10. This Agreement is governed by the laws of Texas without regard to its rules on conflicts of law, and Consultant consents to the exclusive personal jurisdiction of the state and federal courts in Texas. Consultant may not assign his rights or obligations under this Agreement. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party sought to be bound. This Agreement shall expire two years after the termination of the consulting agreement to which this Agreement is attached.


ACCEPTED AND AGREED:


By:
   -----------------------------
    George H. Heilmeier

Date:
     ---------------------------

                           PEROT SYSTEMS CORPORATION
                          1996 ADVISOR AND CONSULTANT
                  STOCK OPTION/RESTRICTED STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of, November 17,1997, is by and between Perot Systems Corporation, a Delaware corporation ("Perot Systems" or the "Company"), and George H. Heilmeier ("Participant").

                                   WITNESSETH

WHEREAS, Perot Systems has adopted the Perot Systems Corporation 1996 Advisor and Consultant Stock Option/ Restricted Stock Incentive Plan (the "Plan") to enable nonemployee advisors of the Company, and consultants under contract with the Company, to acquire shares of Class A Common Stock, $0.01 par value, of the Company ("Common Stock") in accordance with the provisions of the Plan; and

WHEREAS, the Committee of the Board of Directors of Perot Systems with responsibility for administering this Plan (the "Committee") has selected Participant to participate in the Plan and has determined to grant Participant the option to purchase shares of Common Stock in accordance with the terms and conditions of this Agreement, provided, that if any change is made in the shares of Common Stock (including, but not limited to, by stock dividend, stock split, or merger or consolidation, but not including the issuance of additional shares for consideration), the Board of Directors or the Committee will make such adjustments in the number and kind of shares (which may consist of shares of a surviving corporation to a merger) and purchase price per share of shares subject to outstanding options issued under the Plan as the Board of Directors or the Committee determines are equitable to preserve the respective rights of the Participants under the Plan;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and other terms and conditions set forth in this Agreement, Perot Systems and Participant agree as follows:

1.   Award.

     (a) Subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement, Perot Systems hereby awards and grants to Participant, and Participant hereby accepts from Perot Systems, the option to purchase from Perot Systems the number of shares of Common Stock, at the purchase price, and in accordance with the schedule specified on Attachment A hereto.


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

     (b) The option may be exercised only with respect to vested options. Once vested, the options may be exercised until the expiration date set forth on Exhibit A hereto (unless such right to exercise is earlier terminated pursuant to Section 3 hereunder), by delivering written notice of the exercise to Perot Systems specifying the number of shares to be purchased and paying in full the purchase price for such shares either

         (i) in cash or check in United States dollars or

         (ii) by tendering to Perot Systems shares of the same class as the shares being acquired that have been owned by the person exercising the option for any period necessary to avoid a charge to Perot Systems' earnings and having a fair market value on the date of exercise equal to such purchase price, or

         (iii) by a combination of such cash and shares.

     (c) For purposes of this Agreement, the term "fair market value" means, with respect to any Purchased Stock means,

(i) if the Purchased Stock is publicly traded, the closing sale price on the date of determination in the market in which the shares are principally traded (which may be a stock exchange) or, if no such closing sale price is available for such date, on the most recent previous date for which such a closing sale price is available or, if no closing sale price is available, the closing bid price on such date as quoted in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, or by the National Quotation Bureau, Inc., if not so quoted, or, if no such closing bid price is available for such date, the closing bid price on the most recent previous date for which such a closing bid price is available, or

(ii) if Purchased Stock is not publicly traded, their fair market value, determined by reference to the most recent appraisal of the Common Stock conducted by appraisers selected by the Board of Directors of Perot Systems.

     (d) For purposes of this Agreement, the term "publicly traded" means Purchased Stock has been listed on a registered national securities exchange or approved for quotation in the NASDAQ system.

     (e) For purposes of this Agreement, the term "Purchased Stock" means any Common Stock or other security purchased upon the exercise of this option, together with any successor security, property or cash issued or distributed by Perot Systems or any successor entity, whether by way of merger, consolidation, share exchange, reorganization, liquidation, recapitalization, or otherwise.



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2.   Restrictions on Transfer of Option and Purchased Stock.

     (a) The option evidenced by this Agreement may not be sold or otherwise transferred, and is exercisable only by Participant.

     (b) Shares of Purchased Stock may not be sold or otherwise transferred for six months after stock of the same class as the Purchased Stock is publicly traded.

     (c) Perot Systems is not obligated to recognize any purported sale or other transfer of the option or Purchased Stock in violation of this Section 2 and may treat any such purported sale or transfer as null, void, and of no effect.

3.   Cessation of Service to Perot Systems.

     Any invested options evidenced by this Agreement will terminate and, except to the extent set forth in this Section 3, will cease being exercisable if Participant, for any reason whatsoever, is no longer serving Perot Systems in at least one of the following capacities: a consultant under contract to Perot Systems, or full time employee of Perot Systems (a "Termination Event"), unless the Committee, in its sole discretion, agrees in writing otherwise. If a Termination Event occurs by reason other than the death of Participant, Participant will have sixty days after the Termination Event to exercise all vested options hereunder, but in no event later than the expiration date set forth on Attachment A hereto. If a Termination Event occurs by reason of the death of Participant, Participant's estate will have two years after the Termination Event to exercise all vested options hereunder, but in no event later than the expiration date set forth on Attachment A hereto.

4.   Company's Right of First Refusal.

     (a) Unless and until shares of Purchased Stock are publicly traded, Perot Systems will have a right of first refusal to purchase such shares purchased hereunder if the holder of the shares desires or is obligated to sell or otherwise transfer the shares, but this right will not apply to a transfer upon Participant's death by will or by the laws of descent and distribution.

     (b) Any holder of such shares who desires or is obligated to sell or otherwise transfer them before shares of Purchased Stock are publicly traded must give Perot Systems written notice of the proposed sale or other transfer. The notice must include the name of the proposed purchaser or transferee and describe the circumstances of the transfer. Perot Systems may purchase any or all of the shares proposed to be sold or transferred by notifying the holder within 30 days of its



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

     receipt of the notice of its election to exercise its right of first refusal and tendering the purchase price of the shares as soon as reasonably practicable thereafter.

     (c) The purchase price at which Perot Systems will purchase shares under its right of first refusal will be their fair market value, determined by reference to the most recent appraisal of the Common Stock conducted by appraisers selected by the Board of Directors of Perot on or before the date of receipt of the notice of the proposed sale or transfer.

5.   Compliance with Securities Laws.

     (a) Participant acknowledges that the option evidenced by this Agreement and the shares to be issued upon exercise of the option have not been registered under the Securities Act of 1933, that Perot Systems has no present intention to so register them, that such shares may be deemed "restricted securities" under Rule 144 of the Act, that the holder of restricted securities may be required to hold them for an indefinite period of time unless they are registered for sale under the Act or an exemption from registration is available, and that routine sales of restricted securities under Rule 144 can only be made if Perot Systems meets certain requirements, including a requirement to make certain information publicly available, and then only in limited amounts and in a specified manner in accordance with the terms and conditions of Rule 144.

     (b) Upon demand by Perot Systems, any person exercising the option evidenced by this Agreement, at the time of such exercise, will deliver to Perot Systems a written representation to the effect that the shares being acquired are being acquired for investment and not with a view to any resale or distribution thereof.

     (c) Neither Participant nor any successor in interest of Participant will sell or otherwise transfer the option evidenced by this Agreement or any shares acquired upon exercise of the option in any way that might result in a violation of any federal or state securities laws or regulations.

     (d) Perot Systems may require Participant or any subsequent holder of the option or of any shares acquired upon exercise of the option to provide Perot Systems, before any sale or other transfer, with such representations, commitments, and opinions regarding compliance with applicable securities laws and regulations as Perot Systems may deem necessary or advisable.

6. Stock Certificates; Rights as Shareholder. Perot Systems will retain for safekeeping all certificates representing shares purchased upon exercise of the option evidenced by this Agreement. Each such certificate will bear such legends as the Board



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     determines are necessary or appropriate. Whether or not certificates representing such shares have been issued or delivered, Participant will have all the rights of a shareholder of Common Stock, including voting, dividend and distribution rights, with respect to such shares owned by Participant. Participant will not have any rights as a shareholder with respect to any shares subject to the option before the date of issuance to Participant of shares upon exercise of the option.

7. Income Tax Withholding. Participant (or any person entitled to act on Participant's behalf) shall, upon request by the Company, pay to Perot Systems, or Perot Systems may withhold from sums or property otherwise due or payable to Participant (or such person), such amount as Perot Systems may request for the purpose of satisfying any liability to withhold federal, state, local, or foreign income or other taxes. If shares of stock are withheld for such purpose, they will be withheld at fair market value, as defined in Section 1(c), as of the date of accrual of the liability.

8. Compliance with Plan. Participant acknowledges receipt of a copy of the Plan and further acknowledges that this Agreement is entered into, and the option has been awarded, pursuant to the Plan. If the provisions of the Plan are inconsistent with the provisions of this Agreement, the provisions of the Plan govern and supersede the provisions of this Agreement.

9. Notices. Any notice to Perot Systems or the Company that is required or permitted by this Agreement shall be addressed to the attention of the Secretary of Perot Systems at 12377 Merit Drive, Suite 1100, Dallas, Texas 75251. Any notice to Participant that is required or permitted by this Agreement shall be addressed to Participant at the most recent address for Participant reflected in the appropriate records of the Company. Either party may at any time change its address for notification purposes by giving the other written notice of the new address and the date upon which it will become effective. Whenever this Agreement requires or permits any notice from one party to another, this notice must be in writing to be effective and, if mailed, shall be deemed to have been given on the third business day after the same is enclosed in an envelope, addressed to the party to be notified at the appropriate address, properly stamped, sealed, and deposited in the United States mail, and, if mailed to the Company, by certified mail, return receipt requested.

10. Remedies. Perot Systems is entitled, in addition to any other remedies it may have at law or in equity, to temporary and permanent injunctive and other equitable relief to enforce the provisions of this Agreement. Any action to enforce the provisions of, or otherwise relating to, this Agreement may be brought in the state or federal courts having jurisdiction in Dallas, Dallas County, Texas. By signing



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     this Agreement, Participant consents to the personal jurisdiction of such courts in any such action.

11. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives and permitted successors and assigns. However, Participant does not have the power or right to assign this Agreement without the prior written consent of Perot Systems.

12. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

13. Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the validity and enforceability of all other provisions of this Agreement will not be affected.

14. Headings. The section headings used herein are for reference and convenience only and do not affect the interpretation of this Agreement.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to that state's choice of law rules.

16. Entire Agreement. This Agreement, together with the Plan and any rules and regulations adopted by the Board or Committee thereunder, constitutes the entire agreement between the parties with respect to its subject matter.

17. Amendment. This Agreement may be amended only in a manner that is consistent with the Plan and only by a written instrument signed by both Perot Systems and Participant.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Participant and a duly-authorized representative of Perot Systems have executed this Agreement as of the date first above written.

PARTICIPANT                                  PEROT SYSTEMS CORPORATION



/s/                                          By:
--------------------------------                ------------------------------
George H. Heilmeier                             Title: Chairman Of The Board




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

CONSENT OF SPOUSE

As the spouse of Participant, I consent to be bound by this Stock Option Agreement and agree that this consent shall be binding on any interest I may have under this Agreement and on my heirs, legatees, and assigns.

                                             By:
                                                ------------------------------
                                                Signature


                                             ---------------------------------
                                             Printed Name


                                             ---------------------------------
                                             Date




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

                                  ATTACHMENT A

                                       TO

                             STOCK OPTION AGREEMENT

                                      FOR

                              GEORGE H. HEILMEIER

1.   Purchase Price: $6.75 per Share

2.   Expiration Date: November 16, 2003

3.   Vesting Schedule:

          Date Option Vests                       Shares as to which Option Vests
          -----------------                       -------------------------------
                                                     Percentage         Number
                                                     ----------         ------
          November 16,1998                               20              4,000
          -----------------                           ---------       -----------
          November 16,1999                               20              4,000
          -----------------                           ---------       -----------
          November 16, 2000                              20              4,000
          -----------------                           ---------       -----------
          November 16, 2001                              20              4,000
          -----------------                           ---------       -----------
          November 16, 2002                              20              4,000
          -----------------                           ---------       -----------

  Shares Covered by Option:                             100%            20,000
                                                      ---------       -----------




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